Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. ANNOUNCES $4 MILLION LINE OF CREDIT

AND

CASH DIVIDENDS OF $0.06 PER SHARE ON ITS COMMON STOCK AND

$0.50 PER SHARE ON ITS SERIES A PREFERRED STOCK

RICHMOND, VA., OCTOBER 4, 2024--(BUSINESS WIRE)--Medalist Diversified REIT (NASDAQ: MDRR) (the "Company" or "Medalist"), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., announced today that the Company has increased its line of credit to $4 million, previously set at $1.5 million, as part of its ongoing strategic efforts to enhance financial flexibility and support future growth. The expanded credit facility carries an interest rate of SOFR + 3.1%, offering competitive financing terms that allow the Company to continue its focus on high-quality acquisitions and operational efficiency within its portfolio.

Brent Winn, CFO of Medalist, commented on the development: “We are pleased to deepen our relationship with Wells Fargo, a long-time financial partner, and appreciate their continued support as we execute our strategic objectives. The expanded line of credit provides us with the additional liquidity needed to seize new opportunities in strategic high-growth real estate markets. We remain committed to delivering value to our shareholders through prudent financial management and disciplined growth.”

This increase in the Company’s credit facility aligns with Medalist’s strategy to position itself for long-term success while capitalizing on market opportunities across its target region.

In addition, the Company announced that its Board of Directors has authorized and the Company has declared a quarterly cash dividend on its common stock (the "Common Stock") in the amount of $0.06 per share (the "Dividend"). The Dividend will be payable in cash on October 21, 2024 to holders of record of the Common Stock as of October 16, 2024.

The Board of Directors has also authorized and the Company has declared a quarterly cash dividend on its 8.0% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") in the amount of $0.50 per share (the "Series A Dividend"). The Series A Dividend will be payable in cash on October 21, 2024 to holders of record of the Series A Preferred Stock as of October 16, 2024.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the credit facility, the impacts of the credit facility and Medalist’s strategy. Forward-looking statements are based upon the Company’s present expectations, but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

About Medalist Diversified REIT, Inc.

Medalist Diversified REIT, Inc. (NASDAQ: MDRR) is a real estate investment trust specializing in the acquisition, management, and redevelopment of commercial real estate, with a focus on retail, office, and industrial properties in the Southeast U.S. Medalist is headquartered in Richmond, Virginia, and is committed to creating long-term value for its shareholders through a combination of strategic acquisitions, hands-on management, and financial discipline.

For additional information, please visit www.medalistreit.com or contact:

Brent WinnKevin Egan
bwinn@medalistreit.comkegan@medalistreit.com

(804) 338-7708(724) 757-0525